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                                                       EXHIBIT 15

October 11, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc. and Subsidiaries

     1. Form S-8 (Registration No. 333-8613) 1996 Stock Option and Grant Plan Employee Stock Purchase Plan


Ladies & Gentlemen:

We are aware that our report dated October 11, 1999 on our review of interim financial information of ANSYS, Inc. and Subsidiaries for the three-month and nine-month periods ended
September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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